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                                    Exhibit 21.01
                             Subsidiaries of the Company



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                                     SUBSIDIARIES
                                     ------------

    NAME OF SUBSIDIARY                                JURISDICTION
    ------------------                                ------------

    America's Drive-In Corp.                          Nevada
    America's Drive-In Trust                          Pennsylvania
    Sonic Industries Inc.                             Oklahoma
    Sonic Restaurants, Inc.                           Oklahoma
    Sonic, Inc.                                       New Zealand